Exhibit 99.1

Shift4 Announces Closing of Offering of €680 Million of Senior Notes due 2033 and Tack-On Offering of $550 Million of Senior Notes due 2032

CENTER VALLEY, PA., May 16, 2025 – Shift4 Payments, Inc. (NYSE: FOUR), a leader in integrated payments and commerce technology, today announced the completion of the previously announced offering of €680 million aggregate principal amount of 5.500% senior notes due 2033 (the “Euro Notes”) and tack-on offering of $550 million aggregate principal amount of 6.750% senior notes due 2032 (the “New 2032 Notes” and, together with the Euro Notes, the “Notes”) by Shift4 Payments, LLC (“Shift4”) and Shift4 Payments Finance Sub, Inc. (together with Shift4, the “Issuers”), subsidiaries of Shift4 Payments, Inc. The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by certain of Shift4’s subsidiaries. The New 2032 Notes were issued as additional securities under an Indenture, dated August 15, 2024 (as supplemented from time to time, the “2032 Notes Indenture”), pursuant to which the Issuers issued $1,100,000,000 in aggregate principal amount of their 6.750% senior notes due 2032 (the “Existing 2032 Notes”) on August 15, 2024. The New 2032 Notes and the Existing 2032 Notes are treated as a single class of debt securities under the 2032 Notes Indenture, and the New 2032 Notes have identical terms to the Existing 2032 Notes, other than with respect to the issue date and issue price.

Shift4 intends to use the net proceeds of the offering of the Notes, the new secured term loan B credit facility (the “Term Loan B”) and Shift4 Payments, Inc.’s issuance and sale of mandatory convertible preferred stock and cash on hand for (i) the payment of a portion of the cash consideration due in respect of Shift4 Payments, Inc.’s acquisition of Global Blue Group Holding AG (the “merger”) and related fees, costs and expenses, (ii) the redemption or repayment of the Issuers’ 4.625% senior notes due 2026 (the “2026 Notes”) and/or (iii) general corporate purposes, including repayment of debt, other strategic acquisitions and growth initiatives. There can be no assurance that the Term Loan B will be consummated on the anticipated terms or at all. The Issuers expect to redeem or repay the 2026 Notes after the completion of the offering. However, there can be no assurances that the 2026 Notes will be redeemed or repaid. The completion of the offering is not conditioned on the redemption or repayment of the 2026 Notes. This press release is not notice of redemption or repayment of the 2026 Notes. Any redemption or repayment of the 2026 Notes will be made solely by a notice of redemption or repayment.

The Notes were offered in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered within the United States to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A and outside the United States in accordance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the Notes were made only by means of a private offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the proposed merger.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the consummation of the proposed merger; our ability to integrate Global Blue into our business successfully or realize the anticipated synergies and related benefits of the proposed merger; the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions, dispositions and other strategic transactions; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches and/or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security and marketing across different markets where we conduct our business; our ability to comply with a variety of laws and regulations, including those relating to financial services, anti-money laundering, anti-bribery, sanctions, and counter-terrorist financing, consumer protection, and cryptocurrencies in various jurisdictions where we conduct our business; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business; and the significant influence Jared Isaacman, our CEO and founder, has over us, including control over decisions that require the approval of stockholders. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024 and in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Any such forward-looking statements represent management’s expectations as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

About Shift4 Payments:

Shift4 Payments (NYSE: FOUR) is boldly redefining commerce by simplifying complex payments ecosystems across the world. As the leader in commerce-enabling technology, Shift4 powers billions of transactions annually for hundreds of thousands of businesses in virtually every industry.

Investor Relations:

Thomas McCrohan

EVP, Head of Investor Relations

Shift4

484.735.0779

investors@shift4.com

Paloma Main

Director, Strategy & Investor Relations

Shift4

484.954.5768

investors@shift4.com

Media Contacts:

Nate Hirshberg

SVP, Marketing

Shift4

888.276.2108 x1107

nhirshberg@shift4.com